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                                                                  Exhibit (j)(1)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of
     The American Performance Funds:

We consent to the use of our report dated October 20, 2000 for the American Performance Funds, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Auditors" in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
December 27, 2000